The Income Fund of America

January 31, 2016

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$1,124,553
Class B	$2,741
Class C	$72,777
Class F1	$62,912
Class F2	$67,723
Total	$1,330,706
Class 529-A	$22,047
Class 529-B	$166
Class 529-C	$5,093
Class 529-E	$878
Class 529-F1	$920
Class R-1	$1,544
Class R-2	$6,752
Class R-2E	$3
Class R-3	$16,895
Class R-4	$17,794
Class R-5	$10,746
Class R-5E*	$0
Class R-6	$56,950
Total	$139,788

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.3300
Class B	$0.2416
Class C	$0.2463
Class F1	$0.3204
Class F2	$0.3473
Class 529-A	$0.3190
Class 529-B	$0.2247
Class 529-C	$0.2372
Class 529-E	$0.2939
Class 529-F1	$0.3421
Class R-1	$0.2436
Class R-2	$0.2449
Class R-2E	$0.3025
Class R-3	$0.2897
Class R-4	$0.3215
Class R-5	$0.3533
Class R-5E	$0.1777
Class R-6	$0.3586

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	3,473,212
Class B	9,580
Class C	296,783
Class F1	200,658
Class F2	204,658
Total	4,184,891
Class 529-A	70,310
Class 529-B	616
Class 529-C	21,656
Class 529-E	3,020
Class 529-F1	2,694
Class R-1	6,310
Class R-2	27,271
Class R-2E	236
Class R-3	57,568
Class R-4	55,013
Class R-5	28,431
Class R-5E	1
Class R-6	180,221
Total	453,347

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$19.77
Class B	$19.65
Class C	$19.53
Class F1	$19.72
Class F2	$19.75
Class 529-A	$19.73
Class 529-B	$19.71
Class 529-C	$19.65
Class 529-E	$19.67
Class 529-F1	$19.73
Class R-1	$19.64
Class R-2	$19.56
Class R-2E	$19.74
Class R-3	$19.69
Class R-4	$19.73
Class R-5	$19.77
Class R-5E	$19.76
Class R-6	$19.78

* Amount less than one thousand